UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 31, 2005

ADC Telecommunications, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-1424	41-0743912
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13625 Technology Drive, Eden Prairie, Minnesota		55344
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952.938.8080

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective December 1, 2005, James Mathews will become our Vice President and Controller. In that position he will serve as our principal accounting officer. Mr. Mathews joined Northwest Airlines in November 2000, where he held the position of vice president - finance and chief accounting officer until his departure in November 2005. Prior to joining Northwest Airlines, Mr. Mathews was chief financial and administrative officer at CARE-USA, the world's largest private relief and development agency. Mr. Mathews also has held a variety of positions at Delta Air Lines, including service as Delta's corporate treasurer.

There have been no transactions during the last two years, or proposed transactions, to which ADC was or is to be a party, in which Mr. Mathews had or is to have a direct or indirect material interest. There are no family relationships between Mr. Mathews and any of our directors or executive officers.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADC Telecommunications, Inc.

November 4, 2005	By:	Gokul V. Hemmady

Name: Gokul V. Hemmady
Title: Vice President and Chief Financial Officer